INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CESSATION LETTER

February 22, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Sub-Item 77k of the Bullfinch Fund Inc.'s Form N-SAR dated February 22, 2017, and we agree with the statements made therein as it relates to us.


Yours truly,

/s/ EFP Rotenberg, LLP